Exhibit A

Joint Filing Agreement

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: December 20, 2024

/s/ Frank J. Hanna

Frank J. Hanna

/s/ Sally R. Hanna

Sally R. Hanna

FSH Capital, LLC

By:/s/ Sally R. Hanna

Name: Sally R. Hanna

Title: Manager

Dove Ventures, LLC

By:/s/ Joshua C. Miller

Name: Joshua C. Miller

Title: Assistant Secretary

Bravo One Company, Inc., a Nevada corporation, as Trustee for Bravo Trust One By:/s/ Joshua C. Miller Name: Joshua C. Miller Title: Assistant Secretary